GENERAL DISTRIBUTION AGREEMENT

      THIS AGREEMENT is made this _____ day of __________, 1997 between INVESCO DIVERSIFIED FUNDS, INC., a Maryland corporation (the "Fund"), and INVESCO DISTRIBUTORS, INC., a Delaware corporation (the "Underwriter").

                             W I T N E S S E T H:

      WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified, open-end management investment company and currently has one class of shares (the "Shares") which is divided into one series, and which may be divided into additional series (the "Series"), each representing an interest in a separate portfolio of investments, and it is in the interest of the Fund to offer the Shares for sale continuously; and

      WHEREAS, the Underwriter is engaged in the business of selling shares of investment companies either directly to investors or through other securities dealers; and

      WHEREAS, the Fund and the Underwriter wish to enter into an agreement with each other with respect to the continuous offering of the Shares of each Series in order to promote growth of the Fund and facilitate the distribution of the Shares;

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

      1.    The  Fund  hereby   appoints   the   Underwriter   its  agent  for
            the     distribution    of    Shares    of    each    Series    in
            jurisdictions    wherein    such    Shares    legally    may    be
            offered   for   sale;   provided,   however,   that  the  Fund  in
            its  absolute   discretion   may  (a)  issue  or  sell  Shares  of
            each   Series   directly   to   purchasers,   or  (b)   issue   or
            sell   Shares  of  a   particular   Series  to  the   shareholders
            of  any  other  Series  or  to  the   shareholders  of  any  other
            investment   company,   for   which   the   Underwriter   or   any
            affiliate   thereof   shall   act   as   exclusive    distributor,
            who wish to exchange all or a portion of their investment in Shares of such Series or in shares of such other investment company for the Shares of a particular Series. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable. The Fund reserves the right to reject any subscription in whole or in part for any reason.

      2. The Underwriter hereby agrees to serve as agent for the distribution of the Shares and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized Shares remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), at such prices and on such terms as hereinafter set forth, all subject to applicable federal and state securities laws and regulations. Nothing herein shall be construed to prohibit the Underwriter from engaging in other related or unrelated businesses.

      3. In addition to serving as the Fund's agent in the distribution of the Shares, the Underwriter shall also provide to the holders of the Shares certain maintenance, support or similar services ("Shareholder Services"). Such services shall include, without limitation, answering routine shareholder inquiries regarding the Fund, assisting shareholders in considering whether to change dividend options and helping to effectuate such changes, arranging for bank wires, and providing such other services as the Fund may reasonably request from time to time. It is expressly understood that the Underwriter or the Fund may enter into one or more agreements with third parties pursuant to which such third parties may provide the Shareholder Services provided for in this paragraph. Nothing herein shall be construed to impose upon the Underwriter any duty or expense in connection
            with  the   services   of  any   registrar,   transfer   agent  or
            custodian appointed by the Fund, the computation of the asset value or offering price of Shares, the preparation and distribution of notices of meetings, proxy soliciting material, annual and periodic reports, dividends and dividend notices, or any other responsibility of the Fund.

      4.    Except   as   otherwise   specifically   provided   for  in   this
            Agreement,    the    Underwriter    shall    sell    the    Shares
            directly to purchasers, or through qualified broker-dealers or others, in such manner, not inconsistent with the provisions hereof and the then effective Registration Statement of the Fund under the 1933 Act (the "Registration Statement") and related Prospectus (the "Prospectus") and Statement of Additional Information ("SAI") of the Fund as the Underwriter may determine from time to time; provided that no broker-dealer or other person shall be appointed or authorized to act as agent of the Fund without the prior consent of the directors (the "Directors") of the Fund. The Underwriter will require each broker-dealer to conform to the provisions hereof and of the Registration Statement (and related Prospectus and SAI) at the time in effect under the 1933 Act with respect to the public offering price of the Shares of any Series. The Fund will have no obligation to pay any commissions or other remuneration to such broker-dealers.

      5.    The  Shares  of  each   Series   offered   for  sale  or  sold  by
            the Underwriter shall be offered or sold at the net asset value per share determined in accordance with the then current Prospectus and/or SAI relating to the sale of the Shares of the appropriate Series except as departure from such prices shall be permitted by the then current Prospectus and/or SAI of the Fund, in accordance with applicable rules and regulations of the Securities and Exchange Commission. The price the Fund shall receive for the Shares of each Series purchased from the Fund shall be the net asset value per share of such Share, determined in accordance with the Prospectus and/or SAI applicable to the sale of the Shares of such Series.

      6.    Except  as  may  be   otherwise   agreed  to  by  the  Fund,   the
            Underwriter    shall    be    responsible    for    issuing    and
            delivering    such    confirmations    of   sales   made   by   it
            pursuant to this Agreement as may be required; provided, however, that the Underwriter or the Fund may utilize the services of other persons or entities believed by it to be competent to perform such functions. Shares shall be registered on the transfer books of the Fund in such names and denominations as the Underwriter may specify.

      7. The Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of the Shares for sale (including the qualification of the Fund as a broker-dealer where necessary or advisable) in such states as the Underwriter may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in the opinion of the Directors of the Fund is unduly burdensome). The Underwriter, at its own expense, will effect all qualifications of itself as broker or dealer, or otherwise, under all applicable state or Federal laws required in order that the Shares may be sold in such states or jurisdictions as the Fund may reasonably request.

      8.    The  Fund  shall   prepare   and   furnish   to  the   Underwriter
            from    time   to   time   the   most    recent    form   of   the
            Prospectus   and/or  SAI  of  the  Fund   and/or  of  each  Series
            of  the   Fund.   The   Fund   authorizes   the   Underwriter   to
            use  the   Prospectus   and/or   SAI,   in  the  forms   furnished
            to  the   Underwriter   from   time   to   time,   in   connection
            with  the  sale  of  the  Shares  of  the  Fund   and/or  of  each
            Series   of   the   Fund.   The   Fund   will   furnish   to   the
            Underwriter    from   time   to   time   such   information   with
            respect  to  the  Fund,  each  Series,   and  the  Shares  as  the
            Underwriter     may     reasonably     request    for    use    in
            connection with the sale of the Shares. The Underwriter agrees that it will not use or distribute or authorize the use, distribution or dissemination by broker-dealers or others in connection with the sale of the Shares any statements, other than those contained in a current Prospectus and/or SAI of the Fund or applicable Series, except such supplemental literature or advertising as shall be lawful under Federal and state securities laws and regulations, and that it will promptly furnish the Fund with copies of all such material.

      9. The Underwriter will not make, or authorize any broker-dealers or others to make any short sales of the Shares of the Fund or otherwise make any sales of the Shares unless such sales are made in accordance with a then current Prospectus and/or SAI relating to the sale of the applicable Shares.

      10.   The  Underwriter,   as  agent  of  and  for  the  account  of  the
            Fund, may cause the redemption or repurchase of the Shares at such prices and upon such terms and conditions as shall be specified in a then current Prospectus and/or SAI. In selling, redeeming or repurchasing the Shares for the account of the Fund, the Underwriter will in all respects conform to the requirements of all state and federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc., relating to such sale, redemption or repurchase, as the case may be. The
            Underwriter    will    observe   and   be   bound   by   all   the
            provisions of the Articles of Incorporation or Bylaws of the Fund and of any provisions in the Registration
            Statement, Prospectus and SAI, as such may be amended or supplemented from time to time, notice of which
            shall   have  been  given  to  the   Underwriter,   which  at  the
            time  in  any  way  require,   limit,   restrict  or  prohibit  or
            otherwise    regulate    any   action   on   the   part   of   the
            Underwriter.

       11.  (a)   The  Fund  shall  indemnify,  defend  and  hold harmless the
                  Underwriter,  its officers and directors and any person who controls the Underwriter  within the meaning of the 1933 Act,
                  1933  Act,  from  and  against  any and all  claims,  demands, liabilities and expenses  (including the cost of investigating or  defending  such  claims,  demands or  liabilities  and any attorney  fees  incurred in  connection  therewith)  which the
                  Underwriter,   its   officers   and   directors  or  any  such
                  controlling person, may incur under the federal securities laws, the common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or any related Prospectus and/or
                  SAI or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  Notwithstanding the foregoing, this indemnity agreement, to the extent that it might require indemnity of the Underwriter or any person who is an officer, director or controlling person of the Underwriter, shall not inure to the benefit of the Underwriter or officer, director or controlling person thereof unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the federal securities laws and in no event shall anything contained herein be so construed as to protect the Underwriter against any liability to the Fund, the Directors or the Fund's shareholders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

                  This indemnity agreement is expressly conditioned upon the Fund's being notified of any action brought against the Underwriter, its officers or directors or any such controlling person, which notification shall be given by letter or by telegram addressed to the Fund at its principal address in Denver, Colorado and sent to the Fund by the person against whom such action is brought within ten (10) days after the summons or other first legal process shall have been served upon the Underwriter, its officers or directors or any such controlling person. The failure to notify the Fund of any such action shall not relieve the Fund from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph. The Fund shall be entitled to assume the defense of any suit brought to enforce such claim, demand, or liability, but in such case the defense shall be conducted by counsel chosen by the Fund and approved by the Underwriter, which approval shall not be unreasonably withheld. If the Fund elects to assume the defense of any such suit and retain counsel approved by the Underwriter, the defendant or defendants in such suit shall bear the fees and expenses of an additional counsel obtained by any of them. Should the Fund elect not to assume the defense of any such suit, or should the Underwriter not approve of counsel chosen by the Fund, the Fund will reimburse the Underwriter, its officers and directors or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Underwriter or them. In addition, the Underwriter shall have the right to employ counsel to represent it, its officers and directors and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Fund hereunder if in the reasonable judgment of the Underwriter it is advisable for the Underwriter, its officers and directors or such controlling person to be represented by separate counsel, in which event the reasonable fees and expenses of such separate counsel shall be borne by the Fund. This indemnity agreement and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect and shall survive the delivery of any of the Shares as provided in this Agreement. This indemnity agreement shall inure exclusively to the benefit of the Underwriter and its successors, the Underwriter's officers and directors and their respective estates and any such controlling person and their successors and estates. The Fund shall promptly notify the Underwriter of the commencement of any litigation or proceeding against it in connection with the issue and sale of the Shares.

            (b)   The   Underwriter   agrees   to   indemnify,    defend   and
                  hold   harmless   the   Fund,    its   Directors   and   any
                  person  who   controls   the  Fund  within  the  meaning  of
                  the  1933  Act,   from  and  against  any  and  all  claims,
                  demands,    liabilities   and   expenses    (including   the
                  cost   of    investigating   or   defending   such   claims,
                  demands   or    liabilities    and   any    attorney    fees
                  incurred   in   connection   therewith)   which   the  Fund,
                  its   Directors   or  any  such   controlling   person   may
                  incur   under   the    Federal    securities    laws,    the
                  common   law  or   otherwise,   but   only  to  the   extent
                  that   such   liability   or   expense   incurred   by   the
                  Fund,   its   Directors   or   such    controlling    person
                  resulting   from  such   claims  or  demands   shall   arise
                  out  of  or  be   based   upon   (a)  any   alleged   untrue
                  statement    of    a    material    fact     contained    in
                  information      furnished     in     writing     by     the
                  Underwriter   to   the   Fund   specifically   for   use  in
                  the     Registration     Statement     or    any     related
                  Prospectus and/or SAI or shall arise out of or be based upon any alleged omission to state a material fact in connection
                  with   such   information   required   to  be  stated  in  the
                  Registration Statement or the related Prospectus and/or SAI or necessary to make such information not misleading and (b) any alleged act or omission on the Underwriter's part as the Fund's agent that has not been expressly authorized by the Fund in writing.

                  Notwithstanding the foregoing, this indemnity agreement, to the extent that it might require indemnity of the Fund or any Director or controlling person of the Fund, shall not inure to the benefit of the Fund or Director or controlling person thereof unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the federal securities laws and in no event shall anything contained herein be so construed as to protect any Director of the Fund against any liability to the Fund or the Fund's shareholders to which the Director would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence or reckless disregard of the duties involved in the conduct of his office.

                  This indemnity agreement is expressly conditioned upon the Underwriter's being notified of any action brought against the Fund, its Directors or any such controlling person, which notification shall be given by letter or telegram addressed to the Underwriter at its principal office in Denver, Colorado, and sent to the Underwriter by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served upon the Fund, its Directors or any such controlling person. The failure to notify the Underwriter of any such action shall not relieve the Underwriter from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph. The Underwriter shall be entitled to assume the defense of any suit brought to enforce such claim, demand, or liability, but in such case the defense shall be conducted by counsel chosen by the Underwriter and approved by the Fund, which approval shall not be unreasonably withheld. If the Underwriter elects to assume the defense of any such suit and retain counsel approved by the Fund, the defendant or defendants in such suit shall bear the fees and expenses of an additional counsel obtained by any of them. Should the Underwriter elect not to assume the defense of any such suit, or should the Fund not approve of counsel chosen by the Underwriter, the Underwriter will reimburse the Fund, its
                  Directors or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Fund or them. In addition, the Fund shall have the right to employ counsel to represent it, its Directors and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Fund against the Underwriter hereunder if in the reasonable judgment of the Fund it is advisable for the Fund, its Directors or such controlling person to be represented by separate counsel, in which event the reasonable fees and expenses of such separate counsel shall be borne by the Underwriter. This indemnity agreement and the Underwriter's representations and warranties in this Agreement shall remain operative and in full force and effect and shall survive the delivery of any of the Shares as provided in this Agreement. This indemnity agreement shall inure exclusively to the benefit of the Fund and its successors, the Fund's Directors and their respective estates and any such controlling person and their successors and estates. The Underwriter shall promptly notify the Fund of the commencement of any litigation or proceeding against it in connection with the issue and sale of the Shares.

      12. The Fund will pay or cause to be paid (a) expenses (including the fees and disbursements of its own
            counsel)   of  any   registration   of  the   Shares   under   the
            1933   Act,   as   amended,   (b)   expenses   incident   to   the
            issuance of the Shares, and (c) expenses (including the fees and disbursements of its own counsel) incurred in connection with the preparation, printing and distribution of the Fund's Prospectuses, SAIs, and periodic and other reports sent to holders of the Shares in their capacity as such. The Underwriter shall prepare and provide necessary copies of all sales literature subject to the Fund's approval thereof.

      13. This Agreement shall become effective as of the date it is approved by a majority vote of the Directors of the
            Fund, as well as a majority vote of the Directors who are not "interested persons" (as defined in the Investment Company Act) of the Fund, and shall continue in effect for an initial term expiring February 28, 1998, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a)(i) by a vote of the
            Directors of the Fund or (ii) by a vote of a majority of the outstanding voting securities of the Fund, and
            (b)  by  a  vote  of  a   majority   of  the   Directors   of  the
            Fund who are not "interested persons," as defined in the Investment Company Act, of the Fund cast in person at a meeting for the purpose of voting on this Agreement.

            Either party hereto may terminate this Agreement on any date, without the payment of a penalty, by giving the other party at least 60 days' prior written notice of such termination specifying the date fixed therefor. In particular, this Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the members of the Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund on not more than 60 days' written notice to the Underwriter.

            Without prejudice to any other remedies of the Fund provided for in this Agreement or otherwise, the Fund may terminate this Agreement at any time immediately upon the Underwriter's failure to fulfill any of the obligations of the Underwriter hereunder.

      14. The Underwriter expressly agrees that, notwithstanding anything to the contrary herein, or in any applicable law, it will look solely to the assets of the Fund for any obligations of the Fund hereunder and nothing herein shall be construed to create any personal liability on the part of any Director or any shareholder of the Fund.

      15.   This   Agreement    shall    automatically    terminate   in   the
            event of its assignment. In interpreting the provisions of this Section 15, the definition of "assignment" contained in the Investment Company Act shall be applied.

      16. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

      17. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Fund and the Underwriter and, if applicable, approved in the manner required by the Investment Company Act.

      18. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

      19.   This   Agreement   and   the   application   and    interpretation
            hereof  shall  be  governed   exclusively   by  the  laws  of  the
            State of Colorado.

      IN WITNESS WHEREOF, the Fund and the Underwriter have each caused this Agreement to be executed on its behalf by an officer thereunto duly authorized and the Underwriter has caused its corporate seal to be affixed as of the day and year first above written.

                                     INVESCO DIVERSIFIED FUNDS, INC.


ATTEST:
                                     By:
                                          ---------------------------
                                          Dan J. Hesser
-----------------                         President
Glen A. Payne
Secretary

                                     INVESCO DISTRIBUTORS, INC.

ATTEST:
                                     By:
                                          ---------------------------
-----------------                         Ronald L. Grooms
Glen A. Payne                             Senior Vice President
Secretary